JOINT FILER INFORMATION



Name:                      SHIRLEY URICHO, TRUSTEE

Address:                   Robert Uricho, Jr. Revocable Living Trust c/o
                           SunTrust Bank
                           2001 Hollywood Blvd.
                           2nd Floor  - Private Client Services
                           Hollywood, Florida  33020

Designated Filer:          Robert Uricho, Jr. Revocable Living Trust
Issuer and Ticker Symbol:  Sunair Electronics, Inc. (SNR)
Statement for Month/Year:  11/03

Signature:                 /s/ Shirley Uricho
                           ----------------------------------------------------
                           Shirley Uricho



Name:                      SUNTRUST BANK, CORPORATE TRUSTEE

Address:                   Robert Uricho, Jr. Revocable Living Trust c/o
                           SunTrust Bank
                           2001 Hollywood Blvd.
                           2nd Floor  - Private Client Services
                           Hollywood, Florida  33020

Designated Filer:          Robert Uricho, Jr. Revocable Living Trust
Issuer and Ticker Symbol:  Sunair Electronics, Inc. (SNR)
Statement for Month/Year:  11/03


Signature:                 /s/ Steven Tinkler
                           ----------------------------------------------------
                           By: Steven Tinkler
                           Title:  Senior V.P.